Exhibit 99.1

NASH FINCH REPORTS FIRST QUARTER 2006 RESULTS
          MINNEAPOLIS (April 27, 2006) — Nash-Finch Company (NASDAQ: NAFC), a leading national food distributor, today announced that net earnings for the first quarter of 2006 were $3.9 million, or $0.29 per diluted share, as compared to $7.0 million, or $0.54 per diluted share, for the first quarter last year. First quarter 2006 included the favorable impact of $0.2 million, or $.01 per share, for a cumulative effect of an accounting change related to the adoption of SFAS No. 123(R), "Share-Based Payment — Revised 2004”. Total sales for first quarter of 2006 were $1.035 billion as compared to $882.2 million in the first quarter last year, primarily reflecting the Company’s acquisition from Roundy’s Supermarkets, Inc. of wholesale food distribution centers located in Lima, Ohio and Westville, Indiana effective March 31, 2005.
Food Distribution Results
          Food distribution segment sales for the first quarter of 2006 increased 38% to $620.5 million, compared to $450.4 million in the first quarter 2005, primarily as a result of the acquisition of the distribution centers. Apart from the impact of this acquisition, food distribution sales decreased slightly in the quarterly comparison, primarily as a result of the timing of the Easter holiday and holiday-related sales which occurred in the second quarter of fiscal 2006 as compared to the first quarter of fiscal 2005.
          Food distribution segment profits increased 12.1% to $17.8 million in the first quarter of 2006 from $15.9 million in the same quarter last year. Segment profits did, however, decrease as a percentage of sales in the quarterly comparison, from 3.5% to 2.9%. This decrease in profit margins was attributable to an increasing portion of the distribution business coming from larger and non-traditional customers wherein margins are lower. In addition, we continue to strive to provide our customers with the best cost of goods possible so as to improve their competitive position in their market place. In addition, costs associated with integrating the acquired distribution centers continued to negatively effect margins. The integration process continues to be managed carefully and deliberately to ensure the Company achieves the targeted synergies without negatively effecting our customer’s operations or incurring undue expense.

Military Distribution Results
          Military distribution segment sales for the first quarter 2006 were $262.8 million, essentially unchanged from the $263.6 million reported in the first quarter 2005. Increased sales associated with domestic commissaries and exchanges were offset by decreased sales to overseas commissaries. To a large degree, this revenue performance reflects the redeployment of troops from bases in Europe to bases within the United States. Actions by the Defense Commissary Agency to reduce inventory levels and some changes in product mix also affected overseas sales. Segment profits declined modestly in the quarterly comparison, from $8.9 million to $8.7 million, reflecting the shift in revenue mix as handling and delivery costs are greater for products provided to domestic commissaries than for products provided to DeCA for overseas shipment.
Retail Results
          Corporate retail sales were $151.4 million in the first quarter 2006 compared to $168.3 million in the comparable 2005 quarter. The decrease in retail sales is due to the closure or sale of stores, to a same store sales decrease of 4.1% in the quarterly comparison, and to the timing of the Easter holiday as discussed previously. Retail segment profits for the first quarter of 2006 were $4.3 million, or 2.8% of sales, compared to $5.7 million, or 3.4% of sales, in the first quarter last year. The decrease in retail profitability was primarily the result of the very competitive retail environment, the timing of the Easter holiday and the closure or sale of stores.
          The Company’s store count at the end of the first quarter 2006 was 71 compared to 78 at the end of fiscal 2005. The decrease in stores during the current quarter reflected the sale of two stores to an existing food distribution customer and the closing of five underperforming units.
          A conference call to review first quarter results is scheduled for 10:00 a.m. (CDT) on April 27, 2006. Interested participants can listen to the conference call over the Internet by logging onto the “Investor Relations” portion of Nash Finch’s website at www.nashfinch.com. A replay of the webcast will be available and the transcript of the call will be archived on the “Investor Relations” portion of Nash Finch’s website under the heading “Audio Archives.” A copy of this press release and the other financial and statistical information about the periods to be discussed in the conference call will be available at the time of the call on the “Investor Relations” portion of the Nash Finch website under the caption “Press Releases.”
          Nash Finch is a Fortune 500 company and one of the leading food distribution companies in the United States. Nash Finch’s core business, food distribution, serves independent retailers and military commissaries in 31 states, the District of Columbia, Europe, Cuba, Puerto Rico, Iceland, the Azores and Honduras. The Company also owns and operates a base of retail stores, primarily supermarkets under the Econofoods®, Family Thrift Center® and Sun Mart® trade names. Further information is available on the Company’s website at www.nashfinch.com.
          The statements in this release that refer to plans and expectations for fiscal 2006 and other future periods are forward-looking statements based on current expectations and assumptions, and entail risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors that could cause actual results to differ materially from published plans and expectations include the following:
•	the effect of competition on our distribution, military and retail businesses;

•	our ability to identify and execute plans to improve the competitive position of our retail operations;

•	risks entailed by acquisitions, including our ability to successfully integrate acquired operations and retain the customers of those operations;

•	credit risk from financial accommodations extended to customers;

•	general sensitivity to economic conditions, including volatility in energy prices;

•	future changes in market interest rates;

•	our ability to identify and execute plans to expand our food distribution operations;

•	changes in the nature of vendor promotional programs and the allocation of funds among the programs;

•	limitations on financial and operating flexibility due to debt levels and debt instrument covenants;

•	possible changes in the military commissary system, including those stemming from the redeployment of forces;

•	adverse determinations or developments with respect to the litigation or SEC inquiry discussed in Part I, Item 3 of our 2005 Annual Report on Form 10-K filed with the SEC;

•	changes in consumer spending, buying patterns or food safety concerns;

•	unanticipated problems with product procurement; and

•	the success or failure of new business ventures and initiatives.
A more detailed discussion of these factors, as well as other factors that could affect the Company’s results, is contained in the Company’s periodic reports filed with the SEC. The Company does not undertake to update forward-looking statements to reflect future events or circumstances, but investors are advised to consult future disclosures involving these topics in its periodic reports filed with the SEC.
# # #
Contact: LeAnne Stewart, 952-844-1060

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Statements of Income (unaudited)
(In thousands, except per share amounts)

	Twelve Weeks Ended
	March 25,	March 26,
	2006	2005
Sales	$1,034,759	882,238

Cost and expenses:
Cost of sales	942,340	790,806
Selling, general and administrative	70,336	67,510
Depreciation and amortization	9,702	8,374
Interest expense	6,067	4,187

Total costs and expenses	1,028,445	870,877

Earnings before income taxes and cumulative effect of a change in accounting principle	6,314	11,361

Income tax expense	2,627	4,386

Net earnings before cumulative effect of a change in accounting principle	3,687	6,975

Cumulative effect of a change in accounting principle, net of income tax expense of $119	169	—

Net earnings	$3,856	6,975

Net earnings per share:
Basic:
Net earnings before cumulative effect of a change in accounting principle	$0.28	0.55
Cumulative effect of a change in accounting principle, net of income tax expense	0.01	—

Net earnings per share	$0.29	0.55

Diluted:
Net earnings before cumulative effect of a change in accounting principle	$0.28	0.54
Cumulative effect of a change in accounting principle, net of income tax expense	0.01	—

Net earnings per share	$0.29	0.54

Cash dividends per common share	$0.180	0.135

Weighted average number of common shares outstanding and common equivalent shares outstanding:
Basic	13,349	12,687
Diluted	13,374	13,014

NASH FINCH COMPANY & SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 25,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,858	1,257
Accounts and notes receivable, net	178,339	195,367
Inventories	277,008	289,123
Prepaid expenses	17,576	16,984
Deferred tax assets	8,511	9,476

Total current assets	483,292	512,207

Investments in marketable securities	20	703
Notes receivable, net	18,253	16,299
Property, plant and equipment:
Land	18,074	18,107
Buildings and improvements	193,181	193,181
Furniture, fixtures and equipment	308,317	311,778
Leasehold improvements	64,042	65,451
Construction in progress	801	1,876
Assets under capitalized leases	40,171	40,171

	624,586	630,564
Less accumulated depreciation and amortization	(390,064)	(387,857)

Net property, plant and equipment	234,522	242,707

Goodwill	242,474	244,471
Customer contracts and relationships, net	34,911	35,619
Investment in direct financing leases	9,660	9,920
Deferred tax asset, net	2,003	1,667
Other assets	13,589	13,831

Total assets	$1,038,724	1,077,424

Liabilities and Stockholders’ Equity
Current liabilities:
Outstanding checks	$2,048	10,787
Current maturities of long-term debt and capitalized lease obligations	4,918	5,022
Accounts payable	209,541	217,368
Accrued expenses	80,970	83,539
Income taxes payable	7,947	9,143

Total current liabilities	305,424	325,859

Long-term debt	352,544	370,248
Capitalized lease obligations	36,628	37,411
Other liabilities	19,447	21,328
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock — no par value. Authorized 500 shares; none issued	—	—
Common stock — $1.66 2/3 par value. Authorized 50,000 shares, issued 13,349 and 13,317 shares, respectively	22,248	22,195
Additional paid-in capital	50,160	49,430
Restricted stock	—	(78)
Common stock held in trust	(1,882)	(1,882)
Deferred compensation obligations	1,882	1,882
Accumulated other comprehensive income	(4,838)	(4,912)
Retained earnings	257,608	256,149

	325,178	322,784

Less cost of 21 and 11 shares of common stock in treasury, respectively	(497)	(206)

Total stockholders’ equity	324,681	322,578

Total liabilities and stockholders’ equity	$1,038,724	1,077,424

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Twelve Weeks Ended
	March 25,	March 26,
	2006	2005
Operating activities:
Net earnings	$3,856	6,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,702	8,374
Amortization of deferred financing costs	190	173
Amortization of rebatable loans	446	476
Provision for bad debts	783	577
Deferred income tax expense	630	412
Gain on sale of property, plant and equipment	(300)	(162)
LIFO charge	462	577
Asset impairments	1,547	458
Deferred compensation	(1,375)	96
Other	(212)	427
Changes in operating assets and liabilities
Accounts and notes receivable	18,740	5,586
Inventories	11,654	(16,667)
Prepaid expenses	(592)	(3,111)
Accounts payable	(7,827)	15,721
Accrued expenses	(2,495)	4,608
Income taxes payable	(1,196)	2,307
Other assets and liabilities	(660)	(1,527)

Net cash provided by operating activities	33,353	25,300

Investing activities:
Disposal of property, plant and equipment	2,405	272
Additions to property, plant and equipment	(2,042)	(2,826)
Loans to customers	(5,010)	(367)
Payments from customers on loans	374	808
Purchase of marketable securities	(9)	(1,182)
Sale of marketable securities	687	2,020
Corporate owned life insurance, net	(56)	(1,102)
Other	186	143

Net cash used in investing activities	(3,465)	(2,234)

Financing activities:
Payments of revolving debt	(17,600)	(10,000)
Dividends paid	(2,397)	(1,712)
Proceeds from exercise of stock options	110	480
Proceeds from employee stock purchase plan	253	296
Proceeds from long-term debt	—	150,087
Payments of long-term debt	(311)	(384)
Payments of capitalized lease obligations	(680)	(605)
Decrease in outstanding checks	(8,738)	(1,199)
Payments of deferred finance costs	2	(4,661)
Other	74	—

Net cash (used) provided by financing activities	(29,287)	132,302

Net increase in cash and cash equivalents	601	155,368
Cash and cash equivalents:
Beginning of period	1,257	5,029

End of period	$1,858	160,397

NASH FINCH COMPANY AND SUBSIDIARIES
Supplemental Data (Unaudited)

	Twelve	Twelve
	Weeks Ended	Weeks Ended
	March 25,	March 26,
	2006	2005
Other Data (In thousands)

Total debt	$394,090	384,141
Stockholders’ equity	$324,681	282,098
Capitalization	$718,771	666,239
Debt to total capitalization	55%	58%
Working capital ratio (a)	2.33	2.23

Non-GAAP Data
Consolidated EBITDA (b)	$24,219	23,760
Interest coverage ratio — trailing 4 qtrs. (consolidated EBITDA to interest expense) (c)	5.06	5.53
Leverage ratio — trailing 4 qtrs. (debt to consolidated EBITDA) (d)	2.99	3.03
Senior secured leverage ratio (senior secured debt to consolidated EBITDA) (e)	1.50	1.38

Comparable GAAP Data
Earnings before income taxes to interest expense (c)	2.38	0.93
Debt to earnings before income taxes (d)	6.34	12.83
Senior secured debt to earnings before income taxes (e)	3.19	6.24

	Required Ratio	Actual Ratio
Debt Covenants
Working capital ratio	1.75 (minimum)	2.33
Interest coverage ratio	3.50 (minimum)	5.06
Senior secured leverage ratio	2.75 (maximum)	1.50
Leverage ratio	3.50 (maximum)	2.99

(a)	Working capital ratio is defined as net trade accounts receivable plus inventory divided by the sum of loans and letters of credit outstanding under our senior secured credit agreement plus certain additional secured debt.

(b)	Consolidated EBITDA, as defined in our credit agreement, is earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash charges (such as LIFO, asset impairments and closed store lease costs), less cash payments made during the current period on non-cash charges recorded in prior periods. Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flows or liquidity. The amount of consolidated EBITDA is provided as additional information relevant to compliance with our debt covenants.

(c)	Interest coverage ratio is defined as the Company’s Consolidated EBITDA divided by interest expense for the four trailing quarters ending March 25, 2006 and March 26, 2005, respectively. The most comparable GAAP ratio is earnings from continuing operations before income taxes divided by interest expense for the same periods.

(d)	Leverage ratio is defined as the Company’s total debt at March 25, 2006 and March 26, 2005, divided by Consolidated EBITDA for the respective four trailing quarters. The March 25, 2006 ratio included Consolidated EBITDA calculated on a pro-forma basis giving effect to the acquisition from Roundy’s as if it had occurred at the beginning of the trailing four quarter period. The cumulative effect of these pro-forma adjustments for the four quarters ended March 25, 2006 was $0.3 million, resulting in pro-forma Consolidated EBITDA for purposes of the leverage ratios of $131.7 million. The most comparable GAAP ratio is debt at the same date divided by earnings from continuing operations before income taxes for the respective four trailing quarters, also calculated on a pro-forma basis, of $62.1 million.

(e)	Senior secured leverage ratio is defined as total senior secured debt at March 25, 2006 divided by Consolidated EBITDA for the respective four trailing quarters. The March 25, 2006 ratio included Consolidated EBITDA calculated on a pro-forma basis giving effect to the acquisition from Roundy’s as if it had occurred at the beginning of the trailing four quarter period. The cumulative effect of these pro-forma adjustments for the four quarters ending March 25, 2006 was $0.3 million, resulting in pro-forma Consolidated EBITDA for purposes of the leverage ratios of $131.7 million. The most comparable GAAP ratio is total senior secured debt at the same date divided by earnings from continuing operations before income taxes for the respective four trailing quarters, also calculated on a pro-forma basis, of $62.1 million.

Derivation of Consolidated EBITDA; Segment Consolidated EBITDA; and Segment Profit (in thousands)

	2005	2005	2005	2006	Rolling
	Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtr
Earnings from continuing operations before income taxes	$16,041	18,100	21,364	6,314	61,819
Add/(deduct)
Interest expense	6,578	7,919	6,048	6,067	26,612
Depreciation and amortization	10,614	14,357	10,376	9,702	45,049
LIFO	828	(229)	(452)	462	609
Closed store lease costs	—	216	(191)	902	927
Asset impairments	2,089	1,772	851	1,547	6,259
Gains on sale of real estate	(541)	(556)	(2,600)	33	(3,664)
Subsequent cash payments on non-cash charges	(652)	(752)	(2,690)	(808)	(4,902)
Special charges	(1,296)	—	—	—	(1,296)

Total Consolidated EBITDA	$33,661	40,827	32,706	24,219	131,413

	2005	2005	2005	2006	Rolling
	Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtr
Segment Consolidated EBITDA after reclass of marketing revenues and bad debt expense (a)
Food Distribution	$25,291	30,379	22,962	20,352	98,984
Military	9,855	12,187	9,669	9,173	40,884
Retail	8,829	10,273	10,969	6,743	36,814
Unallocated Corporate Overhead	(10,314)	(12,012)	(10,894)	(12,049)	(45,269)

	$33,661	40,827	32,706	24,219	131,413

	2005	2005	2005	2006	Rolling
	Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtr
Segment profit after reclass of marketing revenues and bad debt expense (a)
Food Distribution	$22,734	27,112	20,576	17,841	88,263
Military	9,452	11,644	9,259	8,747	39,102
Retail	6,155	6,444	8,284	4,272	25,155
Unallocated Corporate Overhead	(22,300)	(27,100)	(16,755)	(24,546)	(90,701)

	$16,041	18,100	21,364	6,314	61,819

	2004	2004	2004	2005	Rolling
	Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtr
Earnings from continuing operations before income taxes	$(25,639)	22,620	14,461	11,361	22,803
Add/(deduct)
Interest expense	6,677	8,429	5,369	4,187	24,662
Depreciation and amortization	9,800	11,615	8,670	8,374	38,459
LIFO	783	1,043	1,307	577	3,710
Closed store lease costs	1,146	643	3,211	178	5,178
Asset impairments	—	—	853	458	1,311
Gains on sale of real estate	(14)	(3,317)	(2,173)	—	(5,504)
Subsequent cash payments on non-cash charges	(625)	(1,633)	(693)	(1,375)	(4,326)
Special charges	36,494	—	(1,715)	—	34,779
Extinguishment of debt	—	—	7,204	—	7,204

Total Consolidated EBITDA	$28,622	39,400	36,494	23,760	128,276

	2004	2004	2004	2005	Rolling
	Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtr
Segment Consolidated EBITDA after reclass of marketing revenues and bad debt expense (a)
Food Distribution	$20,227	26,922	21,549	17,726	86,424
Military	8,988	11,340	9,029	9,315	38,672
Retail	7,665	14,620	13,050	8,387	43,722
Unallocated Corporate Overhead	(8,258)	(13,482)	(7,134)	(11,668)	(40,542)

	$28,622	39,400	36,494	23,760	128,276

	2004	2004	2004	2005	Rolling
	Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtr
Segment profit after reclass of marketing revenues and bad debt expense (a)
Food Distribution	$18,275	24,437	19,652	15,913	78,277
Military	8,605	10,806	8,638	8,910	36,959
Retail	3,926	10,908	10,265	5,729	30,828
Unallocated Corporate Overhead	(56,445)	(23,531)	(24,094)	(19,191)	(123,261)

	$(25,639)	22,620	14,461	11,361	22,803

(a)	Prior quarter segment information reflect a reclassification of marketing revenues and costs from Unallocated Corporate Overhead to the Food Distribution and Retail segments and a reclassification of bad debt expense from Unallocated Corporate Overhead to Food Distribution